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Exhbit 11     Computation of earnings per share

                                                                                       YEAR ENDED DECEMBER 31
                                                                       ---------------------------------------------------------
                                                                           2000                   1999                    1998
                                                                       ----------            -----------             -----------
BASIC
Income (loss) from continuing operations after income taxes            $    9,314            $    (1,030)            ($   17,720)
Income from discontinued operations                                            --                    634                   3,643
Gain from sale of discontinued operations                                      --                 89,879                      --
Estimated loss on disposal                                                     --                 (1,333)                 (6,400)
Loss from extraordinary item                                                   --                     --                  (2,308)
                                                                       ----------            -----------             -----------
Net income (loss)                                                      $    9,314            $    88,150             ($   22,785)
                                                                       ==========            ===========             ===========
   Shares:
       Weighted average number of
            common shares outstanding                                   8,405,938              9,144,931               9,170,102
                                                                       ==========            ===========             ===========
Basic earnings per common share:
Income (loss) from continuing operations after income taxes            $     1.11            ($     0.11)            ($     1.93)
Income from discontinued operations                                            --                   0.07                    0.40
Gain from sale of discontinued operations                                      --                   9.83                      --
Estimated loss on disposal                                                     --                  (0.15)                  (0.70)
Loss from extraordinary item                                                   --                     --                   (0.25)
                                                                       ----------            -----------             -----------
Net income (loss)                                                      $     1.11            $      9.64             ($     2.48)
                                                                       ==========            ===========             ===========

DILUTED
Income (loss) from continuing operations after income taxes            $    9,314            ($    1,030)            ($   17,720)
Income from discontinued operations                                            --                    634                   3,643
Gain from sale of discontinued operations                                      --                 89,879                      --
Estimated loss on disposal                                                     --                 (1,333)                 (6,400)
Loss from extraordinary item                                                   --                     --                  (2,308)
                                                                       ----------            -----------             -----------
Net income (loss)                                                      $    9,314            $    88,150             ($   22,785)
                                                                       ==========            ===========             ===========
   Shares:
       Weighted average number of
            common shares outstanding                                   8,405,938              9,144,931               9,170,102
                                                                       ==========            ===========             ===========
Diluted earnings per common share:

Income (loss) from continuing operations after income taxes            $     1.11            ($     0.11)            ($     1.93)
Income from discontinued operations                                            --                   0.07                    0.40
Gain from sale of discontinued operations                                      --                   9.83                      --
Estimated loss on disposal                                                     --                  (0.15)                  (0.70)
Loss from extraordinary item                                                   --                     --                   (0.25)
                                                                       ----------            -----------             -----------
Net income (loss)                                                      $     1.11            $      9.64             ($     2.48)
                                                                       ==========            ===========             ===========

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